Exhibit 99.2

Unaudited Pro Forma Financial Information as of and for the Three Months Ended
March 31, 2011 and for the year ended December 31, 2010

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 30, 2011, Apricus Biosciences, Inc. ("Apricus Bio" or the “Company”) and Samm Solutions, Inc. (doing business as BioTox Sciences), a California corporation (“BioTox”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which the Company sold to BioTox on that date, all of the outstanding capital stock of Bio-Quant, Inc., which was the Company’s wholly owned subsidiary.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 are presented as if the transaction had occurred as of January 1, 2010.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Bio-Quant operations, which were sold to BioTox, pro forma results of operations and financial position in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Apricus Bio’s consolidated financial statements and notes thereto included in Apricus Bio’s Annual Report on Form 10-K for the period ended December 31, 2010 and its Report on Form 10-Q for the period ended March 31, 2011.

The unaudited pro forma condensed consolidated financial information is for informational purposes only and may not necessarily be indicative of Apricus Bio’s results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that Apricus Bio believes are reasonable under circumstances. The actual amounts could differ.

Apricus Biosciences, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheets

	As reported March 31, 2011	March 31, 2011 Adjustments	Notes	March 31, 2011 Pro Forma
Assets
Current assets
Cash and cash equivalents	$10,175,120	$500,000	A	$10,675,120
Accounts receivable	469,133	(469,133)	B	-
Other receivable	275,990	-		275,990
Restricted cash	279,260	-		279,260
Prepaid expenses and other current assets	219,721	-		219,721

Total current assets	$11,419,224	$30,867		$11,450,091

Fixed assets, net	5,251,371	(573,580)	B	4,677,791
Intangible assets, net of accumulated amortization	2,642,014	(2,642,014)	C	-
Accrued rental income and other assets	224,581	(70,674)	B	153,907
Debt issuance cost, net of accumulated amortization	65,115	-		65,115

Total assets	$19,602,305	$(3,255,401)		$16,346,904

Liabilities and Stockholders' Equity
Current liabilities
Short-term borrowing from banks	$216,000	$(216,000)	B	$-
Accounts payable and accrued expenses	1,410,796	(334,586)	B	1,076,210
Payroll related liabilities	613,237	(249,243)	B	363,994
Deferred revenue	195,420	(185,220)	B	10,200
Capital lease payable - current portion	31,723	(31,723)	B	-
Deferred compensation - current portion	70,726	-		70,726

Total current liabilities	$2,537,902	$(1,016,772)		$1,521,130

Long term liabilities
Convertible notes payable	$4,000,000	$-		$4,000,000
Deferred revenue	69,700	-		69,700
Capital lease payable	100,153	(97,153)	B	3,000
Deferred compensation	786,495	-		786,495

Total liabilities	$7,494,250	$(1,113,925)		$6,380,325

Commitments and contingencies

Stockholders' equity:
Common stock	$19,607	$-		$19,607
Additional paid-in capital	216,739,662			216,739,662
Accumulated deficit	(204,651,214)	(2,141,476)	D	(206,792,690)

Total stockholders' equity	$12,108,055	$(2,141,476)		$9,966,579

Total liabilities and stockholders' equity	$19,602,305	$(3,255,401)		$16,346,904

APRICUS BIOSCIENCES, INC. AND SUBSIDIARIES
FOR THE 12 MONTHS
ENDED DECEMBER 31, 2010

	Historical	Bio-Quant	Notes	Pro-Forma

License fee revenue	$40,200	$-		$40,200
Contract service revenue	4,932,537	(4,404,653)	E	527,884
Total Revenue	$4,972,737	$(4,404,653)		$568,084
Cost of Contract services	3,942,711	(3,556,530)	F	386,181
Gross Profit (Loss)	$1,030,026	$(848,123)		$181,903

Costs and expenses
Research and development	$2,110,396	$-		$2,110,396
General and administrative	10,152,485	(674,250)	G	9,478,235
Impairment of goodwill and intangible assets	10,168,122	-		10,168,122

Total costs and expenses	$22,431,003	$(674,250)		$21,756,753

Loss from operations	$(21,400,977)	$(173,873)		$(21,574,850)

Other income (expense)
Interest income	$28,020	$-		$28,020
Rental income	415,078	-		415,078
Other income	300,000	-		300,000
Interest expense	(8,850,467)	24,430	H	(8,826,037)
Total other income (expense)	$(8,107,369)	$24,430		$(8,082,939)

Loss before benefit from income taxes	$(29,508,346)	$(149,443)		$(29,657,789)

Benefit from income taxes	-	-		-

Net loss	$(29,508,346)	$(149,443)		$(29,657,789)

Basic and diluted loss per share	$(2.49)			$(2.50)

Weighted average common shares outstanding
used for basic and diluted loss per share	11,847,703			11,847,703

APRICUS BIOSCIENCES, INC. AND SUBSIDIARIES
FOR THE 3 MONTHS
ENDED MARCH 31, 2011

	Historical	Bio-Quant	Notes	Pro-Forma

License fee revenue	$202,550	$-		$202,550
Contract service revenue	1,384,515	(1,269,021)	E	115,494
Total Revenue	$1,587,065	$(1,269,021)		$318,044
Cost of Contract services	1,005,008	(912,448)	F	92,560
Gross Profit (Loss)	$582,057	$(356,573)		$225,484

Costs and expenses
Research and development	$1,100,546	$-		$1,100,546
General and administrative	2,906,253	(255,571)	G	2,650,682
Impairment of goodwill and intangible assets	-	-		-

Total costs and expenses	$4,006,799	$(255,571)		$3,751,228

Loss from operations	$(3,424,742)	$(101,002)		$(3,525,744)

Other income (expense)
Rental income	$111,480	$-		$111,480
Interest expense, net	(97,744)	7,055	H	(90,689)
Total other income (expense)	$13,736	$7,055		$20,791

Loss before benefit from income taxes	$(3,411,006)	$(93,947)		$(3,504,953)

Benefit from income taxes	-	-		-

Net loss	$(3,411,006)	$(93,947)		$(3,504,953)

Basic and diluted loss per share	$(.18)			$(.18)

Weighted average common shares outstanding
used for basic and diluted loss per share	19,141,353			19,141,353

Notes to Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present financial information for Apricus Bio giving effect to the sale of its Bio-Quant CRO business to BioTox. Apricus Bio received $500,000 in cash at the closing date and is contractually entitled to receive future minimum earn-out payments totaling $4.5 million over the ten year earn-out period or earn-out payments based on between 10%  to 15% of the gross revenues of Bio-Quant and BioTox over the ten year earn-out period. Future earn-out payments were not assigned value for this proforma presentation pending Apricus Bio’s assessment of collectability, including collateral evaluation.  Upon completion of this assessment, a receivable may be recorded representing the net present value of these future payments. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is presented as if the transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010 and March 31, 2011 are presented as if the transaction had occurred as of January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Financial Adjustments:

A)	This pro forma adjustment reflects proceeds of $0.5 million from the sale to BioTox.
B)	This pro forma adjustment removes the assets and liabilities that were sold to BioTox.
C)	This adjustment reflects the write-off of the intangible assets associated with the Bio-Quant CRO business.
D)
This adjustment reflects the estimated non-cash loss of $2.1 million on the sale of the business to BioTox primarily related to the disposition of $2.6 million of intangibles without consideration of the future earn-out amounts as the net present value and collectability of those amounts has not been assessed at this time. This loss is reflected in the unaudited pro forma condensed consolidated balance sheet, but is not reflected in the unaudited pro forma condensed consolidated statements of operations included herein since this adjustment is non- recurring and directly attributable to the transaction. This loss is currently being assessed and is subject to change based on the valuation of the collateral.

E)	These adjustments reflect the elimination of revenue in connection with the Bio-Quant CRO business.
F)	These adjustments reflect the elimination of the cost of goods sold for the Bio-Quant CRO activities.
G)	These adjustments reflect the elimination of the general and administrative cost for the Bio-Quant CRO activities.
H)	These adjustments reflect the elimination of interest expense related to the line of credit in place for the Bio-Quant CRO business.